EXHIBIT 3.6
                            BY-LAWS
                               OF
                     ELITE LOGISTICS, INC.

     ARTICLE I. NAME, SEAL AND OFFICES, ETC.

     Section 1  Name: The name of the corporation is Elite
Logistics, Inc.

     Section 2. Seal: The seal of the corporation shall be in such form as the Board of Directors shall from time to time prescribe.

     Section 3. Offices: The registered offices of the corporation shall be in the City of Coeur d'Alene, State of Idaho. The corporation may also have offices at such other places within or without the State of Idaho as the Board of Directors may from time to time establish.

     Section 4. Book of By-Laws: These By-Laws shall be recorded in a book kept in the registered office of the corporation, to be known as the Book of By-Laws, and no By-Laws, or repeal or amendment thereof, shall take effect until so recorded. Said book may be inspected at said office by the public during office hours of each day except holidays.

     ARTICLE II. SHAREHOLDERS

     Section 1 - Annual Meetings of Shareholders: The annual meeting of the Shareholders for the election of Directors and for such other business as may be laid before such meeting shall be held in the registered office of the corporation, or at such other place within or without the State of Idaho as the Board of Directors may from time to time appoint, on the third Tuesday of October unless that day shall be a legal holiday, in which event it shall be held on the next following day which shall not be a legal holiday whether or not mentioned in the notice. Any corporate business may be transacted at such meeting.

     Section 2. Special Meetings of Shareholders: Special meetings of the Shareholders may be called at any time by the Board of Directors, and the Shareholders may meet at any convenient place, within or without the State of Idaho, designated in the call for such meeting. If more than eighteen months are allowed to elapse without the annual Shareholders meeting being held, any Shareholder may call such meeting to be held at the registered office of the corporation. At any time, upon written request of any Director or any Shareholder or Shareholders holding in the aggregate one-fifth of the voting power of all Shareholders, it shall be the duty of the Secretary to call a special meeting of Shareholders to be held at the registered office at such time as the Secretary may fix, not less than fifteen nor more than thirty-five days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the Director or Shareholder or Shareholders making the request may do so. If a special meeting is called within three weeks of the scheduled annual meeting, such meeting may serve as the annual meeting and "I be designated as such in the notice to shareholders. All business to be conducted at the annual meeting shall be conducted at this meeting.

     Section 3. Adjourned Meetings: An adjournment or adjournments of any annual or special meeting may be taken without a new notice being given.

     Section 4. Notice of Meetings: A written notice of the time, place and purpose of meetings, including annual meetings, shall be given by the Secretary or other person authorized so to do, to all stockholders entitled to vote at such meeting, at least ten days prior to the day named for the meeting. If such written notice is placed in the United States mail, postage prepaid, addressed to a Shareholder at his last known post office address, notice shall be deemed to have been given him.

     Section 5. Waiver of Notice: Notice of time, place and purpose of any meeting of Shareholders may be waived by the written assent of a Shareholder entitled to notice, filed with or entered upon the records of the meeting before or after the holding thereof.

     Section 6. Action Without Formal Meeting: Any action which, under any provision of the Laws of Idaho, or the Articles or By-Laws, may be taken at a meeting of Shareholders, may be taken without a meeting if authorized by a writing signed by a majority of the holders of shares who would be entitled to notice of a meeting for such purpose. Whenever a certificate in respect to any such action is required by the laws of Idaho to be filed in the office of the County Recorder or in the office of the Secretary of State, the officers signing the same shall therein state that the action was authorized in the manner aforesaid.

     Section 7. Waiver of Invalid Call or Notice: When all the
Shareholders of this corporation are present at any meeting, however called or notified, and sign a written consent thereto on the record of such meeting, the doings of such meeting are as valid as if had at a meeting legally called and notified.

     Section 8. Voting: Every Shareholder shall have the right at every Shareholders meeting to one vote for every share of stock standing in his or her name on the books of the Corporation on the record date fixed as hereinafter provided, or, if no such date has been fixed, ten days prior to the time of the meeting, and in voting for Directors, but not otherwise, he may cumulate his votes in the manner and to the extent permitted by the laws of the State of Idaho.

     The Board of Directors may fix a time not more than forty days prior to the date of any meeting of the stockholders as the record date as of which stockholders entitled to notice of and to vote at such meeting shall be determined.

     At each meeting of the shareholders a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting and indicating the number of shares held by each, certified by the Secretary or transfer agent, shall be furnished, which list shall be open to the inspection of the stockholders.

     Shareholders may vote at all meetings, either in person or by proxy appointed by instrument in writing, subscribed by the Shareholders or his duly authorized attorney in fact, executed and filed with the Secretary not less than one day before the meeting which shall be named therein. Shareholders may also be represented at all meetings by persons holding general power of attorney.

     Prior to any meeting, powers of attorney or proxies shall be submitted to the Secretary for examination. The certificate of the Secretary as to the regularity of such powers of attorney or proxies and as to the number of shares held by the persons who severally and respectively executed such powers of attorney or proxies shall be received as prima facie evidence of the number of shares held by the holder of such powers of attorney or proxies for the purpose of establishing the presence of a quorum at such meeting or for organizing the same, and for all other purposes.

     Section 9. Quorum: Except as otherwise provided in the Articles of Incorporation at any meeting of the Shareholders, the presence, in person or by proxy, of the holders of a majority of the voting power of all Shareholders shall constitute a quorum. The Shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. If a Shareholders meeting cannot be organized because a quorum has not attended, those Shareholders present may adjourn the meeting to such time and place as they may determine, but in case of any meeting called for the election for Directors those who attend the second of such adjourned meetings, though less than a majority of the voting powers of all shareholders shall nevertheless, constitute a quorum for the purpose of electing Directors.

     Whenever all Shareholders entitled to vote at any meeting consent, either by writing on the records of the meeting or filed with the Secretary of the Corporation, or by presence at such meeting, an oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection from want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all the Shareholders having the right to vote at such meeting and such consent or approval of Shareholders may be by proxy or power of attorney in writing.

     ARTICLE III. DIRECTORS

     Section 1. Number and Election: The business of the corporation shall be managed by a Board of at least three Directors or of such other number (which shall not be less than three nor more than seven) as may be determined from time to time by the Board of Directors. A Director shall hold office for the term for which he was named or elected and until his successor is elected and qualified, except as hereinafter otherwise provided. Directors shall be chosen by ballot.

     Section 2. Annual Meetings: The Board of Directors may hold its first annual meeting and all subsequent annual meetings after its election by the Shareholders, without notice and at such place within or without the State of Idaho as the Board of Directors may from time to time appoint, for the purpose of organization, the election of officers, and the transaction of other business. At such meetings the Board shall elect a President, a Secretary and a Treasurer, and may elect one or more Vice-Presidents, an Assistant Secretary and an Assistant Treasurer.

     Section 3. Special Meetings: Special meetings of the Board of Directors may be called by the President, or any Vice-President or by any two members of the Board of Directors.

     Section 4. Notice of Meeting Notice of all Director's meetings, except as herein otherwise provided, shall be given either by mail, telephone, telegraph, or personal service of notice, oral or written, at such time or times as the person or persons calling the meeting may deem reasonable, but in no event upon less than three days notice. Special meetings of the Board may be held at such place within or without the State of Idaho as the Board of Directors may from time to time appoint. Notice of any meeting may be waived by any Director entitled to notice before or after the holding thereof by his written or oral assent and the presence of any Director at any meeting, even though without any notice, shall constitute a waiver of notice. Unless otherwise indicated in the notice thereof any and all business may be transacted at any Director's meeting.

     Section 5. Quorum: At all meetings of the Board a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided for herein or by law. If at any meeting there is less than a quorum present, a majority of those present may adjourn the meeting from time to time without further notice to any absent Director.

     Section 6. Removal: A Director may be removed either with or without cause, by two/thirds of the vote of the Shareholders at a special meeting called for that purpose.

     Section 7, Vacancies: Any vacancy in the Board of Directors occurring during the year may be filled for the unexpired portion of the term and until a successor is elected and qualified, either:

     (a) at the next annual meeting of Shareholders or at any special meeting of the Shareholders duly called for that purpose and held prior thereto, or

     (b) by a majority of the remaining members of the Board. In the instance in which vacancies result in there being less than three remaining Directors, the remaining Director or Directors may appoint new members but may begin no new business until the appointed Board members have accepted such nominations. Business relating to ongoing matters may be conducted by a Board of less than three.

     Section 8. Powers: All the corporate powers, except such as are otherwise provided for in the Articles of Incorporation, in these By-Laws and by the laws of the State of Idaho, shall be, and are, hereby vested in and shall be exercised by the Board of Directors.

     Section 9. Executive Committee: The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee to serve during the pleasure of the Board, which Committee shall have and exercise the authority of the Board in the management of the business of the corporation to the extent authorized by said resolution. All action taken by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board; providing, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

     A majority of the Executive Committee present at a meeting thereof shall constitute a quorum. Vacancies in the Executive committee shall be filled by the Board of Directors. The Executive Committee shall fix its own rules of procedure including the time and place of and method or manner of calling meetings thereof.

     Section 10. Directors' Fees: The Board of Directors may fix their own fees and may approve and authorize reimbursement of expenses incurred by the Directors in the conduct of the Company's business. Such fees and expenses will be submitted to the Corporate Treasurer for payment.

     ARTICLE IV. OFFICERS

     Section 1. Officers: The Officers of the Corporation shall be a President, Secretary and Treasurer, and, in the discretion of the Board of Directors, one or more Vice-Presidents, and an Assistant
Secretary, and an Assistant Treasurer, each of whom shall be elected at a meeting of and by the Board of Directors.

     Any officers may resign by mailing a notice of resignation to the registered office of the Corporation or such other office as may be designated by the Board of Directors. To the extent. permitted by law, the resignation shall become effective at the time designated in the notice of resignation, but in no event earlier than its receipt by the Secretary or Assistant Secretary of the Corporation.

     In case of a vacancy of any of said offices for any reason, the Board of Directors shall at any regular or special meeting elect a successor who shall hold office for the unexpired term of his predecessor. Any two of the offices of President, Vice-President, Secretary, Treasurer, Assistant Secretary and Assistant Treasurer may be combined in one person, except the President may not also serve as the Secretary or Assistant Secretary.

     The Board of Directors may appoint such other officers and agents as may be necessary for the business of the he corporation.

     Any officer or agent may be removed by the Board of Directors whenever in their judgment the interest of the corporation may be served thereby; such removal, however, shall be without prejudice to the contract rights of the person so removed.

     Section 2. President: The President shall preside at all meetings of the Shareholders and Directors. He shall see that all orders and resolutions of the Board are carried into effect shall execute all deeds, mortgages, bonds or documents authorized by the Board of Directors, and shall sign as President all certificates of stock, all contracts, and other instruments, in writing, excepting only those which are specifically provided to be signed by others.

He shall from time to time as requested report to the Board all the matters within his knowledge of interest to the corporation, and shall also perform such duties as may be required by the State of Idaho, these By-Laws and by order of the Board of Directors.

     Section 3. Vice-President(s): The Vice-President(s) shall be vested with all the powers and duties and shall perform such as designated by the Board of Directors and/or the President The President shall name an Executive Vice-President who is the senior vice-president and who shall be vested with all the powers and shall perform all the duties of the President in the absence or disability of the latter.

     Section 4. Treasurer: The Treasurer shall be custodian of the corporation's money and securities, and shall deposit and withdraw the same in the corporations name as directed by the Board of Directors; he shall keep a record of his accounts and report to the Board of Directors as requested.

     Section 5. Secretary The Secretary shall keep a record of the meetings of the Shareholders and Board of Directors. He shall keep the books of certificates of stock, fill out and sign all certificates of stock issued, and make corresponding entries on the margin or stub of such book. He shall keep a debit and credit form, showing the number of shares issued to and transferred by the Shareholders, and the dates thereof He shall keep the corporate seal and shall affix the same to certificates of stock and other corporate instruments, and shall make such acknowledgments as may be prescribed by the Board of Directors. The Secretary shall give or cause to be given, notice of all meetings of Shareholders and Board of Directors, and all other notices required by the laws of the State of Idaho, or by these By-Laws.

     Section 6. Assistant Treasurer and Assistant Secretary: The Assistant Treasurer and Assistant Secretary shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence of disability of the Treasurer or Secretary as the case may be.

     Section 7. Salary: The salaries of all officers shall be fixed by the Board of Directors and the fact that any officer is a Director shall not preclude him from receiving a salary or from voting on the resolution providing for the same. The Board may also approve compensation for services performed for the corporation prior to a fixed salary being set Salaries or fees paid in the form of common stock shall be approved and appraised at the discretion of the Board, and the amount of stock issued is purely a discretionary matter of the Board of Directors.

     ARTICLE V. STOCK

     Section 1. Certificates of Stock: Each Shareholder shall be entitled to a certificate of stock signed by the President and the, Secretary, or by such other officers as are authorized by these By-Laws or by the Board of Directors. When any certificate of stock is signed by a transfer agent or registrar, the signature of any such corporate officer and the corporate seal upon such certification may be facsimiles, engraved or printed.

     Certificates of stock shall be numbered in the order of issuance thereof, and, except as prescribed by law, shall be in such form as the Board of Directors may determine.

     Section 2. Transfer of Shares: Transfer of shares of stock shall be made on the books of the corporation only by the holder in person or by written power of attorney duly executed and witnessed and upon surrender of the certificate or certificates of such shares.

     Section 3. Transfer Agent and Registrar: The Board of
Directors may appoint either a transfer agent or registrar, or both of them.

     Section 4. Stock Transfer Books: Stock transfer books may be closed for not exceeding forty days next preceding the meeting of shareholders and for the payment of dividends during such periods as may be fixed from time to time by the Board of Directors. During such periods no stock shall be transferable.

     Section 5. Lost or Destroyed Certificates: In case of loss or destruction of a certificate of stock of this Corporation, another certificate may be issued in its place upon proof of such loss or destruction and the giving of a bond of indemnity or other security satisfactory to the Board of Directors.

     ARTICLE VI. REPEAL OR AMENDMENT OF BY-LAWS

     Section 1. By the Shareholders: The power to make, amend or repeal By-Laws shall be in the Shareholders, and the By-Laws may be repealed or amended or new By-Laws may be adopted at any annual Shareholders' meeting, or at any special meeting of the Shareholders called for that purpose, by a vote representing a majority of the allotted shares, or by the written consent duly acknowledged in the same manner as conveyances of real estate required by law to be acknowledged of the holders of a majority of the allotted shares, which written consent may be in one or more instruments.

     Section 2. By the Directors: Subject to the power of the Shareholders to make, amend or repeal any By-Laws made by the Board of Directors, a majority of the whole Board of Directors at any meeting thereof shall have the power to repeal and amend these By-Laws and to adopt new By-Laws.

     The foregoing By-Laws were adopted at a Board of Directors meeting of the corporation held on the ____ day of ____________
2000, at by a unanimous vote of the Directors present.



                              __________________________________
                              Joseph Smith
                              Chairman of the Board and President


                              __________________________________
                              John Ryan
                              Director and Secretary